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                                                                   EXHIBIT 10.18


                                PROMISSORY NOTE

US$2,000,000                                                       June 22, 2000
                                                         San Leandro, California

     For Value Received, TriNet Employer Group, Inc. a California corporation ("Borrower"), hereby promises to pay to the order of Select Appointments North America Inc., a Delaware corporation ("Lender"), in lawful money of the United States of America and in immediately available funds, the principal sum of up to Two Million Dollars ($2,000,000) (the "Loan") together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth below.

     1. Drawings. The Loan may be drawn down in increments of Five Hundred Thousand Dollars ($500,000) on any business day up to the earlier of (a) the closing of the initial public offering of common stock of Borrower (the "IPO Closing") or (b) September 30, 2000. Draw downs may be made by Borrower by written notice to Lender no later than three (3) days prior to each draw down date. The fees for each draw down shall be as follows: three percent (3%) for the first draw down; three and one-half percent (3 1/2%) for the second draw down; four percent (4%) for the third draw down; and four and one-half percent (4 1/2%) for the fourth draw down. The amount of each draw down shall be paid by wire transfer to Borrower net of the applicable draw down fee on the draw down date to the bank account specified in the notice.

     2. Principal Repayment. The outstanding principal amount of the Loan together with accrued and unpaid interest thereon shall be due and payable on the earlier of (a) the IPO Closing or (b) December 31, 2001.

     3. Interest Rate. Borrower further promises to pay interest on any outstanding principal amount of the Loan from the applicable drawn down date until payment in full, which interest shall be payable at the rate that is the lesser of (i) the maximum rate permitted by law or (ii) two percent (2%) over the prime rate as published by Fleet Bank, Boston, from time to time, per annum until October 31, 2000 and thereafter at the rate of five percent (5%) over the prime rate as published by Fleet Bank, Boston, from time to time, with any excess interest being applied to the principal. Interest on outstanding principal amounts shall be due and payable in arrears on October 31, 2000 and thereafter not later than the last day of each calendar month for the preceding month and shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     4. Place of Payment. All amounts payable by Borrower hereunder shall be payable at the direction of Lender.

     5. Application of Payments. Payment on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.

     6. Default. Each of the following events shall be an "Event of Default" hereunder:

                                       1.
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          (a)  Borrower fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable or within five (5) business days thereafter;

          (b) Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

          (c) An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower; or

          (d) Borrower grants a security interest, pledges its assets or files a lien after the date of this Note; provided that the foregoing shall exclude:
(i) any security interest, pledge or lien (a "Lien") upon or in (A) any equipment acquired or held by Borrower or any of its subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment; (ii) Liens securing capital lease obligations on assets subject to such capital leases; (iii) Liens on equipment leased by Borrower pursuant to an operating lease in the ordinary course of business (including proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such equipment (including Liens arising from UCC financing statements regarding leases permitted by this Note).

Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, and, in the case of an Event of Default pursuant to (b), (c) or (d) above, automatically, be immediately due, payable and collectible by Lender pursuant to applicable law and Borrower shall not be permitted to make any further drawings under this Note.

     7. Waiver. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.

     The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

     8. Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

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     9.   Successors and Assigns.  This Note is not assignable by Borrower without the prior written consent of Lender except in the event that an entity acquires the capital stock of Borrower or substantially all of the assets of the Borrower, in which case the provisions of this Note shall inure to the benefit of and be binding on such entity and shall extend to any holder hereof. The rights and obligations of this Note shall be assignable by Lender to any affiliate of Lender.


BORROWER                                 TRINET EMPLOYER GROUP, INC.


                                         By:   /s/ Douglas P. Devlin
                                             ----------------------------------

                                         Printed Name:   Douglas P. Devlin
                                                       ------------------------

                                         Title:     Chief Financial Officer
                                                -------------------------------

                                       3.